UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20459

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report:  August 5, 2025

(Date of earliest event reported)

LTC PROPERTIES, INC.

(Exact name of Registrant as specified in its charter)

Maryland	1-11314	71-0720518
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification No)

2829 Townsgate Road, Suite 220

Westlake Village, CA 91361

(Address of principal executive offices)

(805) 981-8655

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $.01 par value	LTC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

Entry into Amendment No. 1 to Equity Distribution Agreement

As previously disclosed on November 13, 2024, LTC Properties, Inc. (the “Company”) entered into that certain equity distribution agreement (the “Equity Distribution Agreement”) dated as of November 13, 2024 with Citizens JMP Securities, LLC, BMO Capital Markets Corp., KeyBanc Capital Markets Inc., Wells Fargo Securities, LLC, Huntington Securities, Inc. and Wedbush Securities Inc., acting in their capacity as principal, sales agent (the “Original Agents”) and/or (except in the case of Wedbush Securities, Inc.) as agents for the Original Forward Purchasers (as defined below) (the “Original Forward Sellers”), and Citizens JMP Securities, LLC, Bank of Montreal, KeyBanc Capital Markets Inc., Wells Fargo Bank, National Association and Huntington Securities, Inc. as purchasers for certain forward sale agreements (the “Original Forward Purchasers”), relating to the offer and sale by the Company, from time to time, of up to $400,000,000 in aggregate offering price of shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”).

On August 5, 2025, the Company entered into an Amendment No. 1. to the Equity Distribution Agreement (the “Amendment”) with the Remaining Parties (as defined below), RBC Capital Markets, LLC and BTIG, LLC (the “Additional Agents”), RBC Capital Markets, LLC and Nomura Securities International, Inc. (acting through BTIG, LLC as agent) (the “Additional Forward Sellers”), and Royal Bank of Canada and Nomura Global Financial Products, Inc. (the “Additional Forward Purchasers”) to add (i) the Additional Agents as sales agents and/or principal, (ii) the Additional Forward Sellers as agents for the Additional Forward Purchasers, and (iii) the Additional Forward Purchasers as purchasers for certain forward sale agreements.

The Company also entered into separate Master Forward Confirmations (the “Master Forward Confirmations”) on August 5, 2025 between the Company and each of the Additional Forward Purchasers substantially in the form of Master Forward Confirmation filed as Exhibit 99.1 to this Current Report on Form 8-K (this “Report”).

Except as described above, the terms of the Equity Distribution Agreement as described in the Company’s Current Report on Form 8-K filed on November 13, 2024 remain unchanged.

The Shares will be issued pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-283158), which initially became effective upon filing with the Securities and Exchange Commission on November 12, 2024, and a prospectus supplement dated November 13, 2024, as supplemented on August 5, 2025. This Report does not constitute an offer to sell or the solicitation of an offer to buy any of the Shares.

The foregoing description of the Amendment and the Master Forward Confirmations (and related supplemental confirmations) does not purport to be complete and is qualified in its entirety by the full text of the Amendment and the form of Master Forward Confirmation. The Amendment and the Master Forward Confirmation are filed as Exhibit 1.1 and Exhibit 99.1, respectively, to this Report; each of which is incorporated herein by reference.

Termination of Equity Distribution Agreement with BMO Capital Markets Corp. and Bank of Montreal

On August 5, 2025, the Company terminated the Equity Distribution Agreement with respect to BMO Capital Markets Corp., Bank of Montreal, and Wedbush Securities Inc., and no further offers or sales of Common Stock will be made through BMO Capital Markets Corp., Bank of Montreal or Wedbush Securities Inc. The Equity Distribution Agreement otherwise remains in full force and effect with respect to the remaining Original Agents, the Original Forward Sellers, and the Original Forward Purchasers (the “Remaining Parties”). At the time of such termination, shares of Common Stock having an aggregate gross sales price of approximately $376.4 million remained unsold under the Equity Distribution Agreement.

Item 9.01. - Financial Statements and Exhibits

1.1	Amendment No. 1 to the Equity Distribution Agreement, dated as of August 5, 2025, by and among LTC Properties, Inc. and Citizens JMP Securities, LLC, KeyBanc Capital Markets Inc., Wells Fargo Securities, LLC, Huntington Securities, Inc., RBC Capital Markets, LLC, and BTIG, LLC, as principals and/or sales agents, Citizens JMP Securities, LLC, KeyBanc Capital Markets Inc., Wells Fargo Securities, LLC, Huntington Securities, Inc., RBC Capital Markets, LLC, and Nomura Securities International, Inc. (acting through BTIG, LLC as agent), as forward sellers, and Citizens JMP Securities, LLC, KeyBanc Capital Markets Inc., Wells Fargo Bank, National Association, Huntington Securities, Inc., Royal Bank of Canada, and Nomura Global Financial Products, Inc., as forward purchasers
99.1	Form of Master Forward Confirmation (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 13, 2024)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LTC PROPERTIES, INC.

Dated: August 5, 2025	By:	/s/ CAROLINE CHIKHALE
Caroline Chikhale
Executive Vice President, Chief Financial Officer and Treasurer